UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 30, 2006
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
State or Other Jurisdiction of	Commission File No.	I.R.S. Employer Identification Number
Incorporation or Organization
501 W. NORTH AVENUE
MELROSE PARK, ILLINOIS 60160
(Address of principal executive offices)
(708) 865-1053
(Registrant’s Telephone Number,
Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On July 1, 2006, Midwest Banc Holdings, Inc. (the “Company”) completed the acquisition of Royal American Corporation (“Royal”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of February 8, 2006 by and between the Company and Royal. In the transaction, Royal merged with and into the Company (the “Merger”) effective as of 12:01 a.m. Delaware time on July 1, 2006, with the Company being the surviving corporation in the Merger. Also effective as of July 1, 2006 is the merger of Royal’s bank subsidiary, Royal American Bank, with and into the Company’s bank subsidiary, Midwest Bank and Trust Company.
          Pursuant to the Merger Agreement, certain employee benefits agreements were assumed by the Company, as described below.
     Employment Agreement with J.J. Fritz. Pursuant to the Merger Agreement, J.J. Fritz entered into an amended and restated employment agreement with Royal, to which the Company succeeded at the effective time of the Merger. The amended and restated employment agreement provides for Mr. Fritz’s employment as the President and Chief Operating Officer of Midwest Bank and Trust Company and the Executive Vice President of the Company. The agreement is for an initial term ending November 1, 2010, subject to earlier termination on 3 years’ notice by either party. At the end of the term, Mr. Fritz has a one-time option to either (a) terminate his employment and receive a lump sum payment equal to his base salary for the last year of his employment, plus employer-paid health insurance coverage for himself and his wife through age 65 (or such later date as necessary for Medicare eligibility), or (b) continue his employment on an at-will basis unless and until a new employment agreement is negotiated. The term and termination provisions are consistent with those set forth in Mr. Fritz’s prior employment agreement with Royal.
     Mr. Fritz’s amended and restated employment agreement provides for an annual base salary of at least $300,000. In addition, Mr. Fritz is entitled to a bonus based on structure and performance measures determined by the Company’s organization committee and board of directors, provided that the maximum bonus for which he is eligible is equal to 70% of his base salary.
     Mr. Fritz is entitled to perquisites and benefit programs, including life insurance, health and medical insurance and retirement and savings plans. In addition, Mr. Fritz will receive payment or reimbursement for reasonable country club dues and membership expenses, as well as all reasonable business expenses incurred at the clubs, and will also be entitled to an employer-provided automobile. The perquisites and benefits to which Mr. Fritz will be entitled, as described in this paragraph, are comparable with those provided for in his prior employment agreement with Royal.
     If the Company terminates Mr. Fritz’s employment prior to November 1, 2010, other than for due cause (as defined in the agreement), Mr. Fritz will be entitled to continue to receive the compensation and benefits described above for a period of 3 years, so long as he continues to satisfactorily work and perform his duties. Other rights and benefits that Mr. Fritz may have under any benefit plans or programs at termination will be determined in accordance with the terms and conditions of the applicable plans and programs.
     If Mr. Fritz is terminated for due cause, or if he resigns without giving the required notice, the Company will have no obligation to make any payments to Mr. Fritz except for salary earned through the date of termination, and any other rights and benefits as determined in accordance with the terms and conditions of the applicable plans and programs.

     In the event of Mr. Fritz’s death or disability (as defined in the employment agreement), his employment will terminate as of the date the death or disability occurs, but Mr. Fritz, or his estate or named beneficiary in the event of his death, will be entitled to continue to receive his base salary for a period of 90 days, along with employer-paid health insurance coverage for himself and/or his wife through age 65 (or later as necessary for Medicare eligibility). Other rights and benefits that Mr. Fritz may have under any benefit plans or programs at termination will be determined in accordance with the terms and conditions of the applicable plans and programs.
     If, following a change in control (as defined in the employment agreement), Mr. Fritz is terminated other than for due cause, death or disability, or he voluntarily terminates for good reason (as defined in the employment agreement), he will be entitled to receive (a) a monthly payment equal to 1/12th of his average total annual compensation for the last 3 years of full time employment, payable for a period of 35 months commencing in the month his employment is terminated, and (b) employer-paid health insurance coverage for himself and his wife, through age 65 (or such later age as necessary for Medicare eligibility).
     The employment agreement includes covenants limiting Mr. Fritz’s ability to compete with the Company (or its successor) following his termination, which are also consistent with the limitations in the original employment agreement with Royal.
     The employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     Agreements with Kelly O’Keeffe and Brogan Ptacin. In anticipation of the merger, Royal entered into transitional employment agreements with each of Kelly O’Keeffe and Brogan Ptacin. Under these agreements, which are consistent with the Company’s model form of agreement, the Company (as the successor of Royal pursuant to the merger) agrees to continue each of Mr. O’Keeffe and Mr. Ptacin in its employ for a period of 24 months following a change of control (as defined by the agreements), with the same officer titles, duties and responsibilities as in effect immediately prior to the change of control. During the 24-month employment period, each of Mr. O’Keeffe and Mr. Ptacin will (a) be entitled to receive an annual salary at a rate that is no less than that in effect immediately prior to the change of control, with the opportunity for increases in accordance with regular business practices; (b) be eligible to participate in bonus programs consistent with executives with comparable duties; (c) be eligible to participate on a comparable basis in stock option or other equity incentive plans and other bonus incentive compensation plans consistent with executives with comparable duties; (d) be entitled to participate in medical, dental, disability, life insurance, retirement, profit sharing, thrift and other plans and programs; (e) be entitled to receive vacations and perquisites that are provided to executives with comparable duties; and (f) be entitled to receive benefits under any supplemental executive retirement agreements in place prior to the change of control.
     Under each of these agreements, during the 24-month employment period following a change of control, if either Mr. O’Keeffe or Mr. Ptacin is terminated other than for death, disability or cause (as defined in the agreements), or in the event of his resignation for constructive discharge (as defined in the agreements), Mr. O’Keeffe or Mr. Ptacin, as applicable, will be entitled to receive (a) salary payments from the date of the termination and continuing until the second anniversary of the termination date, plus (b) a bonus payment with respect to each calendar year ending during such 2-year period equal to the annual cash bonus paid during the year immediately preceding the change of control, or, if greater, the date of termination, plus a pro rata payment for the calendar year in which the 2-year salary continuation period ends. In addition, Mr. O’Keeffe or Mr. Ptacin, as applicable, will be entitled to maintain continued group medical and dental coverage. The amounts payable to Mr. O’Keeffe or Mr. Ptacin, as applicable, are subject to reduction so that the total amount of payments or benefits provided do not constitute an “excess parachute payment” under the Internal Revenue Code.
     Under their respective agreements, each of Mr. O’Keeffe and Mr. Ptacin are obligated, for a period of one year following termination, not to solicit customers or employees of Midwest Banc or the resulting entity of any change of control, except that Mr. O’Keeffe is expressly granted the right to enter into the commercial insurance business without restriction. The termination payments described above are subject to compliance with the respective non-solicitation provisions.
     Supplemental Executive Retirement Plan. On June 30, 2006, Mr. Fritz, Mr. O’Keeffe and Mr. Ptacin, among other Royal employees, each entered into a Supplemental Executive Retirement Agreement with Royal pursuant to Royal’s Supplemental Executive Retirement Plan (“Plan”), which the Company assumed pursuant to the Merger. Each of these individuals will receive a “benefit percentage” in the Plan as described below, and receive credit for their years of service with Royal based on their hire dates. To qualify, each participant must continue to remain employed with the Company for at least five years following the adoption of the Plan (for purposes of Mr. Fritz’s SERP agreement, the number of continuous years of employment required for vesting will not be greater than the number of years to attain age 60). Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability, and separation from service, subject to certain conditions defined in the plan. The SERP agreement also provides for the payment of certain death benefits to the extent such amounts exceed a participant’s accrued benefit under the SERP agreement at the time of death.
     The following table shows the annual benefits payable upon retirement under the SERP agreement (assuming that their current salary is their final salary for compilation purposes and they each retire at age 65) based on the listed benefit percentage for each listed former Royal executive officer.

	Retirement Benefit	Retirement Benefit
Officer	Amount(1)	Percentage
J.J. Fritz	$94,900	30%
Kelly O’Keeffe	121,550	30%
Brogan Ptacin	121,550	30%

(1)	Benefits shown are computed on the basis of a single life annuity. Other forms of benefits payments are available under the SERP and would be determined on the actuarial equivalent amount of the single life annuity payment.
     Incentive Bonus Plan. Each employee of Royal who is continuing as an employee of the Company or its subsidiaries after the Merger and who meets the eligibility requirements to participate in the Company’s 2006 management cash incentive plan will become participants in such plan and such participation will take effective retroactively as of January 1, 2006. Each participating employee will be entitled to a minimum 2006 incentive payment in an amount no less than what such employee would have received under Royal’s incentive bonus plan through the closing of the Merger based upon Royal’s performance through such date had Royal’s plan been terminated and incentive bonuses paid as of such date. Each of Mr. Fritz, Mr. O’Keeffe and Mr. Ptacin will participate in this plan.
     Restricted Stock Awards. At closing, the Company granted approximately 229,000 restricted stock awards under the terms of its Stock and Incentive Plan with a value of approximately $5,400,000. In general, except as described below, the restricted stock awards will be subject to the same vesting schedule and performance goals as used by the Company in its most recent standard grants. All of the restricted stock awards will have dividend and voting rights during all periods prior to vesting. Of this total amount granted, Mr. Fritz was granted 60,000 awards and Mr. O’Keeffe and Mr. Ptacin were each granted 30,000 awards.
     Of the restricted stock awards granted to Mr. Fritz, 48,098 restricted stock awards will have a cliff vesting date of December 31, 2007, so long as Mr. Fritz is continually employed by the Company or a Company subsidiary through such date. However, his awards will vest immediately upon death, disability, termination by the Company without cause or by Mr. Fritz for good reason, or upon a change in control of the Company.
     In addition, as a non-employee director, Thomas A. Rosenquist was granted 3,000 shares of restricted stock upon his appointment to the Company’s board of directors. 1,000 of the shares will vest immediately, with 1,000 shares vesting at each of the following two annual meetings of Company stockholders provided Mr. Rosenquist is still serving as a director. Mr. Rosenquist will have voting and dividend rights with respect to the non-vested shares.
     The Board Directors of the Company (based upon the recommendation of the Compensation Committee) approved revisions to the Company’s officer personal day policy, which revisions were effective as of July 1, 2006. Under the prior policy, officers were granted eight personal days per year and were allowed to carry those personal days over to the following years. Upon termination of an officer’s employment, he or she would be compensated for the unused, accrued personal days. As of June 30, 2006, Midwest had accrued $1.2 million with respect to the unused, accrued officer personal days. Effective as of July 1, 2006, the revised policy provides that each officer will be granted eight personal days per year but will only be allowed to accumulate up to twenty personal days in total. In addition, the officer will not be paid for the accumulated unused personal days upon the termination of employment.
     The Board of Directors, based upon recommendations from the Compensation Committee, has agreed as part of the revisions to the officer personal day policy to distribute the accrued funds to the officers who had the accumulated unused personal day. These payments will total approximately $1.3 million. Of this amount, $326,000 will go to the 10 senior officers of the Company and the following payments will be made to the executive officers of the Company named in the Company’s 2006 annual meeting proxy statement (the “NEO Officers”): Sheldon Bernstein —$60,856; Thomas A. Caravello — $35,616; Mary M. Henthorn —$65,682; and Daniel R. Kadolph—$53,872.
     In connection with the Company’s acquisition of Royal, the Board of Directors, upon the recommendation of the Compensation Committee, approved promotions and salary adjustments for certain senior officers of the Company or Midwest Bank and Trust Company which were effective upon the consummation of the acquisition of Royal. Royal was acquired effective as of July 1, 2006. Effective as of this date, Daniel R. Kadolph, formerly Senior Vice President and Chief Financial Officer of the Company became Executive Vice President and Chief Financial Officer of the Company. In addition, the following NEOs received salary increases: Thomas Caravello — from $174,720 to $195,000; and Daniel R. Kadolph — from $153,925 to $175,000. These salary adjustments were made in light of current market conditions.
     On June 27, 2006, the Board of Directors, based upon recommendation from the Compensation Committee, approved a confidential information and non-solicitation agreement. The agreement will be executed by those officers of the Company or Midwest Bank and Trust Company who are engaged in sales and revenue-generating activities. The form of agreement is attached hereto as Exhibit 10.2.

Item 2.01. Completion of Acquisition or Disposition of Assets.
     As discussed under Item 1.01, effective July 1, 2006, Royal merged with and into the Company. Under the terms of the Merger Agreement, stockholders of Royal were given the opportunity to elect to receive Company common stock at an exchange ratio of 3.58429 per share of Royal common stock being exchanged or cash in the amount of $80 per share of Royal common stock being exchanged. Based upon stock elections being made for approximately 49.7% of the outstanding shares of Royal common stock, Royal stockholders will receive approximately 2.9 million shares of Company common stock and approximately $64.7 million in cash in the transaction, with the total consideration estimated at approximately $128.4 million.
     The Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 8, 2006 and is incorporated herein by reference. The news release, dated July 3, 2006, announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 30, 2004, Royal completed a trust preferred securities transaction in which it formed a Delaware business trust subsidiary, Royal Capital Trust I (the “Trust”). In the transaction, the Trust issued and sold $10,000,000 aggregate principal amount of fixed/floating rate trust preferred securities (the “Capital Securities”) to private investors and issued $310,000 common securities to Royal. The Trust used the proceeds of these issuances to purchase $10,310,000 of Royal’s Junior Subordinated Debt Securities due July 23, 2034 (the “Debt Securities”). The terms for the Capital Securities and the Debt Securities are essentially identical.
     The holders of the Capital Securities are entitled to receive cumulative cash distributions at a fixed rate of 6.62% until July 23, 2009. After July 23, 2009, the amount of cash distributions will be determined at a variable annual rate, reset quarterly, equal to three-month LIBOR plus 2.75%. Assuming that no default has occurred, distributions may be deferred at any time for a period of up to twenty consecutive calendar quarters. The Capital Securities can be redeemed on or after July 23, 2009 at their face value.
     Concurrently with the issuance of Capital Securities, Royal entered into a Guarantee Agreement (the “Guarantee Agreement”), dated as of April 30, 2004, between Royal and JPMorgan Chase Bank (“Chase”) under with Royal guaranteed the payment of various obligations associated with the Capital Securities.
     The Debt Securities were issued pursuant to an Indenture, dated as of April 30, 2004 (the “Indenture”), between Royal and Chase, as trustee. The Capital Securities are governed by an Amended and Restated Declaration of Trust, dated as of April 30, 2004 (the “Declaration”), between Royal as sponsor, Chase, as institutional trustee and the Administrators named therein.
     In connection with the Merger, effective as of July 1, 2006, the Company assumed all of Royal’s obligations in connection with the Debt Securities and Capital Securities. As successor to Royal under the Indenture, the Company entered into a Supplemental Indenture with Chase, whereby the Company assumed all right, title and interest in, to and under the Indenture and agreed to fully and completely pay, perform and discharge all of Royal’s liabilities and obligations under the Indenture.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with the Merger, two members of Royal’s board of directors, J.J. Fritz and Thomas A. Rosenquist, were appointed by the board of directors of the Company to serve as members of its board of directors. Mr. Fritz will serve on the asset/liability and strategic opportunities committees of the Company’s board of directors and Mr. Rosenquist will serve on the corporate governance and nominating committee. Mr. Fritz, who had previously served as Chairman of the Board and Chief Executive Officer of Royal, was also appointed to the office of Executive Vice President of the Company and President and Chief Operating Officer of Midwest Bank and Trust Company. The discussion in Item 1.01 regarding Mr. Fritz’s employment agreement is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

Consolidated balance sheets of Royal and its subsidiary as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005 are contained in the Company’s Registration Statement on Form S-4 filed on March 28, 2006 and are incorporated herein by this reference. A consolidated balance sheet as of March 31, 2006 and the related consolidated statement of income, changes in stockholders’ equity and cash flows for the three-month period ended March 31, 2006 shall be filed not later than 71 days after the date that this report is required to be filed.

(b)	Pro Forma Financial Information.

An unaudited pro forma combined condensed consolidated balance sheet for the Company and Royal as of December 31, 2005 and an unaudited pro forma combined condensed consolidated income statement for the year ended December 31, 2005 are contained in the Company’s Registration Statement on Form S-4 filed on March 28, 2006 and are incorporated herein by this reference. An unaudited pro forma combined condensed consolidated balance sheet for the Company and Royal as of March 31, 2006 and an unaudited pro forma combined condensed consolidated income statement for the three month period ended March 31, 2006 shall be filed not later than 71 days after the date that this report is required to be filed.

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:
2.1	Agreement and Plan of Merger dated as of February 8, 2006 by and between Royal and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 8, 2006).

10.1	Amended and Restated Employment Agreement dated as of February 8, 2006 by and between Royal American Bank and Royal and Jay Fritz, assumed by the Company as of the effective time of the Merger.

10.2	Confidential Information and Non-solicitation Agreement

99.1	Press Release dated July 3, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.

Date: July 7, 2006	By:	/s/ Daniel R. Kadolph

Daniel R. Kadolph
Executive Vice President and
Chief Financial Officer